Exhibit 99.4

Properties

Our principal executive offices are located at 1114 Avenue of the Americas, New York, New York 10036.

The following table presents certain information about the accumulated depreciation of properties held by us for investment purposes as of December 31, 2022:

Real Estate and Accumulated Depreciation

As of December 31, 2022

($ in thousands)

					Cost	Gross Amount Carried
			Initial Cost to Company		Capitalized	at Close of Period					Depreciable
				Building and	Subsequent to		Building and		Accumulated	Date	Life
Location	Encumbrances		Land	Improvements	Acquisition	Land	Improvements	Total(1)	Depreciation	Acquired	(Years)
Detroit, MI	$31,961	(2)	$29,086	$—	$—	$29,086	$—	$29,086	$—	2017	N/A
Dallas, TX	3,736	(2)	1,954	—	—	1,954	—	1,954	—	2017	N/A
Dallas, TX	4,151	(2)	2,751	—	—	2,751	—	2,751	—	2017	N/A
Atlanta, GA	7,577	(2)	4,097	—	—	4,097	—	4,097	—	2017	N/A
Milwaukee, WI	3,633	(2)	4,638	51,323	—	4,638	51,323	55,961	7,378	2017	40	(3)
Washington, DC	5,190	(2)	1,484	—	—	1,484	—	1,484	—	2017	N/A
Minneapolis, MN	1,452	(2)	716	—	—	716	—	716	—	2017	N/A
Durango, CO	16,604	(2)	1,415	17,080	—	1,415	17,080	18,495	3,120	2017	35	(3)
Rohnert Park, CA	19,300	(2)	5,869	13,752	—	5,869	13,752	19,621	3,121	2017	32	(3)
Salt Lake City, UT	55,312	(2)	8,573	40,583	—	8,573	40,583	49,156	6,828	2017	34	(3)
San Diego, CA	38,084	(2)	5,077	24,096	—	5,077	24,096	29,173	4,283	2017	33	(3)
Seattle, WA	40,000	(2)	7,813	45,562	—	7,813	45,562	53,375	9,544	2017	30	(3)
Los Angeles, CA	57,936	(2)	72,836	—	—	72,836	—	72,836	—	2017	N/A
Los Angeles, CA	62,764	(2)	68,140	—	—	68,140	—	68,140	—	2017	N/A
Atlanta, GA	—		6,300	—	—	6,300	—	6,300	—	2017	N/A
Washington, DC	23,100	(2)	27,354	—	—	27,354	—	27,354	—	2018	N/A
Orlando, FL	7,800	(2)	6,626	—	—	6,626	—	6,626	—	2018	N/A
Raleigh-Durham, NC	11,940	(2)	4,502	—	—	4,502	—	4,502	—	2018	N/A
Atlanta, GA	9,882	(2)	8,478	—	—	8,478	—	8,478	—	2018	N/A
San Diego, CA	—		8,168	—	—	8,168	—	8,168	—	2018	N/A
Washington, DC	10,000	(2)	15,217	—	—	15,217	—	15,217	—	2018	N/A
Phoenix, AZ	—		5,996	—	—	5,996	—	5,996	—	2018	N/A
Washington, DC	—		21,478	—	—	21,478	—	21,478	—	2018	N/A
Miami, FL	6,000	(2)	9,170	—	—	9,170	—	9,170	—	2018	N/A
Miami, FL	2,471	(2)	3,735	—	—	3,735	—	3,735	—	2018	N/A
Washington, DC	95,000	(2)	121,100	—	—	121,100	—	121,100	—	2018	N/A
Nashville, TN	17,500	(2)	13,505	—	—	13,505	—	13,505	—	2018	N/A
Portland, OR	—		3,641	—	—	3,641	—	3,641	—	2019	N/A
San Antonio, TX	10,000	(2)	2,103	836	—	2,103	836	2,939	97	2019	40
Riverside, CA	—		11,399	—	—	11,399	—	11,399	—	2019	N/A
San Ramon, CA	—		19,635	—	—	19,635	—	19,635	—	2020	N/A
Washington, DC	—		44,883	—	—	44,883	—	44,883	—	2020	N/A
Total	$541,393		$547,739	$193,232	$—	$547,739	$193,232	$740,971	$34,371

(1)	The aggregate cost for Federal income tax purposes was approximately $1.0 billion as of December 31, 2022.

(2)	Pledged as collateral under mortgages.

(3)	These properties have land improvements with depreciable lives from 7 to 12 years.

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